             CONFIDENTIAL CHANGE IN STATUS AND GENERAL RELEASE AGREEMENT

    This Confidential Change in Status and General Release Agreement (the "Agreement") is entered into on April 25, 1996, to be effective on and as of December 19, 1995 (and December 19, 1995 is referred to below as the "Effective Date"), by and between William A. McFarlane (the "Employee") and The North Face, Inc. (the "Company"). Employee has resigned as an officer and director of the Company effective December 19, 1995, and the parties desire by this Agreement to set forth certain terms and conditions relating to Employee's continued status as an employee for a fixed term with limited duties set forth herein, certain payments to be made by the Company to Employee, and other matters stated below. Immediately prior to the Effective Date, Employee was a party or otherwise subject to the following:

    Confidentiality and Inventions Agreement dated June 7, 1994 Securityholder's Agreement dated June 7, 1994, as amended by Amendment No.
         1 dated June 22, 1995
    Registration Rights Agreement dated June 7, 1994, as amended by Amendment
         No. 1 dated June 22, 1995
    Management Stock Purchase and Non-Competition Agreement dated June 7, 1994, as amended by Amendment No. 1 dated June 22, 1995
    Restricted Stock Award Agreement dated June 7, 1994 (with 4 year vesting schedule applicable to 59,169 shares)
    Restricted Stock Award Agreement dated June 7, 1994 (with vesting at 2 year target now applicable to 11,834 shares)
    Nonqualified Stock Option Agreement dated June 7, 1994 (applicable to
         23,101.5 shares)
    Nonrecourse Promissory Note dated June 7, 1994 (the "Note")
    Amendment No. 1 dated and effective as of June 22, 1995, to the restricted stock award agreements, promissory note and option agreement referred to above 1994 Stock Incentive Plan dated June 7, 1994 (the "1994 Plan")

    For purposes of this Agreement, the 1994 Plan and the agreements described above are referred to below as the "Surviving Agreements." All figures used for shares of Common Stock refer to the number of shares of the Company's capital stock prior to the 4 for 1 stock split effected on March 26, 1996. In consideration of the rights and obligations set forth below, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  EMPLOYMENT TERMS.

    (a) The Company hereby employs Employee, and Employee hereby accepts employment by the Company, pursuant to this Agreement for a fixed term only (the "Term") commencing on the Effective Date and ending automatically at 12:01 a.m., California time, on July 2, 1996. During the Term and for a limited period thereafter as set forth in the "Schedule of Payments" attached to this Agreement, the Company shall deliver payments to Employee on a biweekly basis, on the dates and in the amounts set forth in the "Schedule of Payments" attached to this Agreement, subject to reduction by withholding and other requirements of applicable state and federal law, and provided further that the Company shall pay to Employee all amounts then unpaid set forth in the Schedule of Payments upon the closing of an acquisition of the Company in a transaction or series of related transactions consisting of a merger, purchase of outstanding stock, sale of all or substantially all of the assets of the Company, or other form of business combination, and which results in a change in control of the Company. The Company and Employee hereby agree that Employee's status and duties as an officer and director of the Company ceased on December 19, 1995.

    (b) The Company shall pay the cost of continuation of all employee benefits coverage for the Employee from the Effective Date through December 31, 1996. Thereafter, the Employee shall have the right to elect further continuation of such coverage to the extent available (including medical coverage under COBRA), provided that the Company shall not have any obligation to pay for the cost of such continued coverage. Except as otherwise provided for herein, the Company shall have no obligation to continue to pay for life, disability, medical or other insurance benefits for Employee. Employee agrees that he shall not be entitled to and shall not receive or accrue any paid "vacation" or "personal time" during the Term. Employee shall be reimbursed for reasonable expenses incurred in connection with services requested by the Company if the expenses are approved in advance, in writing, by the Company's chief executive officer or chief financial officer.

    (c) The Company acknowledges that Employee is the holder of a Nonqualified Stock Option Agreement dated June 7, 1994, as amended, covering 23,101.5 shares of the Company's Common Stock and is the registered holder of certificate number C-3 representing 63,937.5 shares, certificate number C-14 representing 59,169 shares and certificate number C-16 representing 11,834 shares of the Company's Common Stock. The Company acknowledges that under the existing provisions of the applicable Surviving Agreements, the cessation of Employee's status as an officer and director as of December 19, 1995, is not, and shall not be construed by the Company to be, a termination of employment for purposes of the Restricted Stock Award Agreements and Nonqualified Stock Option Agreement referred to below in light of his continued employment under this Agreement, and the applicable existing provisions of the Surviving Agreements shall continue to govern the effect of termination of employment on the vesting or forfeiture of the stock awarded to Employee under the 1994 Plan. The option agreement and shares described in this subparagraph shall continue to be subject to the applicable provisions of the Surviving Agreements, each of the Surviving Agreements shall continue in full force and effect, and the Company and Employee shall respectively continue to be bound by and comply with the Surviving Agreements, EXCEPT THAT the Company and Employee hereby:

         (i) agree that the provisions of Section 5 of the Security Holders Agreement and the provisions of Sections 5 and 8 of the Code of Conduct and Employee Agreement Regarding Confidentiality shall no longer be applicable to Employee;

         (ii) agree that Section 6 of the Management, Stock Purchase and Non-Competition Agreement shall be modified in the following respects:

              (a) the words "or proposed to be conducted by the Companies at any time during a Stockholder's employment by the Company or within the period of six months thereafter" in Section 6(a)(i) shall be deleted and "prior to December 19, 1995" shall be substituted therefor.

              (b) the period of noncompetition provided for in Section 6(b)(i) shall expire on December 19, 1998.

              (c) the definition of "Competitive Business" in Section 6(b)(i) shall be changed to "any business whose principal business competes, directly or indirectly, with the "Business";

         (iii) agree that no "Liquidity Event" as defined in any Surviving Agreement occurring after December 19, 1995, shall accelerate the vesting of any restricted stock or exercisability of any option;

         (iv) amend each of the Restricted Stock Award Agreements and Nonqualified Stock Option Agreement between the Company and Employee, each dated as of June 7, 1994 and previously amended as of June 22, 1995, by deleting each portion of each Schedule I thereto entitled "Alternative Accelerated Vesting" and definitions related thereto; and

         (v) acknowledge that 14,792.25 shares of Employee's stock held under the Restricted Stock Award Agreement having the 4 year vesting schedule and 5,775.375 shares of stock subject to the Nonqualified Stock Option Agreement are now vested under the applicable vesting schedules attached thereto, and further acknowledge that, so long as Employee does not terminate his employment under this Agreement prior to June 7, 1996 (and July 1, 1996 in the case of the 11,834 restricted shares held under the 2 year vesting schedule), an additional 26,626.25 shares held under the two Restricted Stock Award Agreements and an additional 5,775.375 shares of stock subject to the Nonqualified Stock Option Agreement will become vested as of such dates.

    (d) Employee acknowledges that he has received a copy of the Company's directors and officers liability insurance policy, that he has reviewed the terms of coverage with his own advisers to the extent he desired to do so, and that the Company makes no representations concerning the coverage afforded by the policy. The Company acknowledges that Employee is entitled to indemnification as provided in the Company's Bylaws and applicable Delaware law in respect of acts, suits or proceedings against him (of which there are none now pending) by reason of the fact that he is or was a director or officer of the Company and/or its subsidiaries. In addition to such indemnity (but without any duplicate payment of expenses or otherwise), in the event that Employee is or becomes a defendant in any action, suit, cross claim, counterclaim, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding (whether civil, criminal, administrative, or investigative) by reason of the fact that he is or was a director, officer or other agent of the Company or its subsidiaries (collectively, a "Proceeding"), and the Proceeding does not relate to or arise out of Employee's willful misconduct or gross negligence, then the Company agrees to advance all reasonable attorneys' fees and other costs and expenses reasonably incurred in connection with the investigation and defense of any such Proceeding by Employee. Employee shall provide the Company with invoices or other documentation reasonably itemizing all requested payments hereunder. If required by law at the time of any such advance, Employee hereby agrees to repay the amounts advanced if it shall be ultimately determined that Employee is not entitled to be indemnified pursuant
the Company's Bylaws and applicable Delaware law.   Notwithstanding the
foregoing, the Company shall not be obligated to advance (i) any sums in connection with any action or other form of proceeding arising directly or primarily between Employee and the Company under or in connection with this Agreement or any of the Surviving Agreements, or (ii) any sums which are in fact advanced or paid pursuant to any coverage available under the Company's directors and officers liability insurance policy.

    (e) The Company agrees to reimburse Employee up to $10,000 for professional legal, tax and accounting advice incurred by Employee in connection with his review of this Agreement and the Surviving Agreements, payable promptly following delivery to the Company of copies of invoices reasonably identifying the professional charges incurred.

    (f) Except as expressly set forth in this Section 1, Employee acknowledges and agrees that he is not entitled to any cash or noncash compensation, stock, options, distributions or other benefits or interests from or in the Company as of the Effective Date or during, or after the end of, the Term.

2.  MUTUAL RELEASES.

    (a) By this Agreement, Employee (who shall be deemed to have executed this release for himself and his heirs, successors and assignees) releases, forever discharges and promises not to sue the Company and its past, present and future predecessors, successors, assignees, officers, directors, shareholders, employees, attorneys, agents, and other affiliates, from and for any and all claims, demands, causes of action, actions, lawsuits, liabilities, indemnities, costs, damages, obligations, and expenses (including, without limitation, attorneys' fees) whatsoever which (i) Employee may now have or hereafter acquire in law or in equity, past, present and future, known and unknown, suspected and unsuspected, which in whole or in part, arise out of or in any manner relate to the Company's employment of Employee and/or any agreements, acts, omissions, opportunities or conduct at any time prior to the date of this Agreement, including without limitation any and all such claims or other matters based on alleged tortious or other misconduct, misrepresentation, active or passive negligence, bad faith, breach of any alleged contractual, fiduciary or other duties by the Company or the other released parties described above, salary, bonuses, stock, vacation pay, benefits, expense reimbursement, defamation, stress, emotional distress, or breach of implied covenant of good faith and fair dealing, and/or (ii) Employee now has or any time had based upon wrongful discharge, the California Fair

Employment Practices Act, national origin, age, sex, or other discrimination under the federal Civil Rights Act of 1964, federal Age Discrimination in Employment Act, the Americans with Disabilities Act, the Fair Employment and Housing Act, or any other applicable law.

    (b)  In addition to the above, Employee expressly waives the provisions of
Section 1542 of the Civil Code of the State of California, which provides

         A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

    (c) However, the provisions of this Section 2(a) and (b) shall not release or otherwise diminish the obligations of the Company to perform its obligations under the Surviving Agreements and to pay and perform the other obligations of the Company expressly described in any other provisions of this Agreement.

    (d) By this Agreement, the Company (which shall be deemed to have executed this release for itself and its affiliate companies, directors, officers, successors and assignees) releases, forever discharges and promises not to sue Employee and his relatives, heirs, successors, assignees, attorneys and agents from and for any and all claims, demands, causes of action, actions, lawsuits, liabilities, indemnities, costs, damages, obligations, and expenses (including, without limitation, attorneys' fees) whatsoever which the Company may now have or hereafter acquire in law or in equity, past, present and future, known and unknown, suspected and unsuspected, which in whole or in part, arise out of or in any manner relate to the Company's employment of Employee and/or any agreements, acts, omissions, opportunities or conduct at any time prior to the date of this Agreement, except that the foregoing release and related provisions of this subparagraph (d) shall not apply to any act or omission of Employee at any time before or after the date of this Agreement which constituted fraud, dishonesty, or willful misconduct. The Company acknowledges that it is aware of no act or omission of the Employee as of the date of this Agreement that would be excluded under the provisions of the preceding sentence.

    (e) In addition to the above, the Company expressly waives the provisions of Section 1542 of the Civil Code of the State of California, which provides

         A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

    (f) However, the provisions of this Section 2(d) and (e) shall not release or otherwise diminish the obligations of Employee to perform his obligations under the Surviving Agreements and to perform the other obligations of Employee expressly described in any other provisions of this Agreement.

3. ADDITIONAL PROMISES OF EMPLOYEE.

    (a) Employee agrees that during the Term he shall provide such services and assistance to the Company relating to pending legal actions, transition of personnel to assume his former duties as an officer, and other matters as the Company may from time to time reasonably request, provided that (i) Employee and the Company shall mutually agree upon reasonable periods of time for such duties, and (ii) Employee shall have no authority or rights to sign contracts or otherwise bind the Company, to have access to Company records or premises, or to supervise or direct any other employees.

    (b) Employee agrees that during the Term and thereafter he shall not make any disparaging remarks to any other person or entity about the Company, its business or any of its employees. The Company agrees that during the Term and thereafter, no officer or director of the Company shall make any disparaging remarks to any other person or entity about Employee.

    (c) Employee agrees that during the Term and thereafter he shall not, at any time in the future, voluntarily testify, provide evidence, or otherwise assist any person or entity to pursue any legal claim or claims against the Company or any of its employees, officers and/or directors, except as may otherwise be required by law or in connection with enforcing his rights under this Agreement. Employee also agrees during the Term and thereafter to cooperate with the Company by making himself reasonably available to testify on behalf of the Company or any of its affiliates in any action, suit or proceeding relating to events occurring during Employee's employment with the Company and to assist the Company or any of its affiliates in any such action, suit or proceeding by providing information and meeting and consulting with the Company's board of directors or its representatives or counsel, as reasonably requested by the board or such representatives or counsel; provided that Employee shall receive reimbursement for any expenses reasonably incurred by him in connection with any such matters and provided further that Employee shall receive reasonable compensation for any services rendered by him after the Term in connection with any such matters subject to prior written approval by the Company's Chief Executive Officer or Chief Financial Officer.

    (d) Employee and the Company respectively agree not to disclose either the existence of this Agreement or any of the terms of this Agreement, directly or indirectly, to anyone other than the immediate family of Employee or the parties' counsel, accountants and/or financial advisers, or except as such disclosure may be required for accounting or tax reporting purposes or as otherwise may be required by law.

    (e) Employee agrees to return to the Company promptly upon signing this Agreement, and again on July 1, 1996, all files, documents (including copies thereof) and any other property of the Company that he may have in his possession (other than copies for his records of the agreements to which he is a party described in this Agreement).

    (f) Employee will not at any time during the Term or thereafter disclose or use for his own benefit or for purposes of any other person or entity, other than the Company or its affiliates, any trade secrets, information, data, or other confidential information relating to customers, development programs, costs, marketing trading, investment, sales activities, promotion, credit and financial data, manufacturing processes, financing methods, plans, or the business and affairs of the Company or its affiliates generally; provided that the foregoing shall not apply to (i) information which is generally known to the industry or the public other than as a result of Employee's breach of this covenant, or (ii) disclosures to the extent required by law, provided that Employee shall afford the Company reasonable notice and opportunity at its expense to obtain protective orders in connection with any such disclosure.

    (g) Employee acknowledges that he has consulted his own legal or tax advisers to the extent he desired to do so in connection with this Agreement, and is not relying upon the Company or its attorneys or other agents, concerning any tax, legal or financial issues relating to this Agreement and/or the Surviving Agreements. Specifically, Employee agrees that no law firm or attorney retained by the Company has undertaken to represent him personally in connection with any matter.

    (h) Employee agrees that the Company's obligations hereunder, including without limitation the Company's agreement to make payments of money under
Section 1, are contingent upon Employee's timely performance of and compliance with his obligations under this Agreement and the Surviving Agreements. In the event Employee materially breaches any of his obligations under this Agreement and/or the Surviving Agreements and fails to cure the same within thirty (30) days after written notice of the breach given by the Company to Employee, and in addition to and without prejudice to any remedies available to the Company at law or under the Surviving Agreements, the Company shall have no further obligations to Employee under this Agreement.

4.  GENERAL PROVISIONS.

    (a) This Agreement together with the Plan and the Surviving Agreements constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior negotiations, correspondence, memoranda, agreements and understandings, whether written or oral. This Agreement may be amended only by a writing signed by Employee and an officer of the Company, and no other act or omission of any person and no course of conduct during the Term shall be considered any waiver or amendment hereof or of the Surviving Agreements. If any covenant, agreement, term or provision of this Agreement or the application thereof to any situation or circumstance shall be invalid or unenforceable, the remainder of this Agreement or the application of such covenant, agreement, term or provision to situations or circumstances other than those as to which it is invalid or unenforceable shall not be affected; and each covenant, agreement, term or provision of this Agreement shall be valid and enforceable to the fullest extent permitted by applicable law. In such event, the parties shall negotiate in good faith to substitute for any such invalid or unenforceable provision a valid and enforceable provision which most nearly effects the parties' original intent in entering into this Agreement. Without limiting the foregoing, if any provision concerning arbitration violates any mandatory provision of any applicable federal statute, such provision shall be conformed or deleted to the minimum extent necessary for the provision to comply with such federal law. Except as otherwise specifically stated herein, nothing herein is intended to constitute an amendment to or change in the provisions of any of the Surviving Agreements. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of each party, except that Employee shall not voluntarily assign or transfer any of his rights or duties under this Agreement (and provided that assignability of rights and obligations under the Surviving Agreements shall be governed by the respective provisions thereof).

    (b) Notices under this Agreement shall be sufficient only if mailed by certified or registered United States mail, return receipt requested, delivered by facsimile transmission with machine generated confirmation, or personally delivered, to the parties at their addresses set forth below or as amended by notice pursuant to this subsection. Notice by mail shall be deemed received two
(2) days after deposit.

    (c) This Agreement shall be governed by the internal laws of the State of Delaware without regard to principles of conflicts of law.

    (d) EMPLOYEE REPRESENTS TO THE COMPANY THAT HE HAS READ THE PROVISIONS OF THIS AGREEMENT, UNDERSTANDS THE MEANING THEREOF, AND IS ENTERING INTO THIS AGREEMENT KNOWINGLY, VOLUNTARILY AND IN FULL SETTLEMENT OF ALL CLAIMS THAT HE MAY HAVE AS A RESULT OF HIS EMPLOYMENT WITH THE COMPANY.

    (e) The failure of a party to insist upon strict adherence to any provision of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

    (f) This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

    (g) Each dispute, controversy, or claim arising out of or relating to this Agreement or the employment relationship between Employee and the Company (whether based on contract, tort, law, equity or otherwise, and including, without limitation, any and all rights under state or federal statutes relating to employment, wrongful discharge, age, disability, or other matters) shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"), which shall apply except as modified below. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction, and the arbitrator's award shall be final and binding on the parties. There shall be a single arbitrator agreed upon mutually by the parties; but if they cannot agree upon the selection within 30 days after demand for arbitration is given by one party to the other, the selection shall occur in accordance with the then applicable commercial rules of the AAA. The arbitration shall be conducted in the city in which the Company's principal executive office is located, and neither party shall be required to submit to arbitration proceedings elsewhere. Each party shall pay an equal share of the fees and expenses of any person serving as an arbitrator, and each party shall pay its own attorneys, witnesses and other costs incurred by the party. The arbitrator shall not have the power to order reinstatement of the Employee's employment under any circumstance. The arbitrator shall have the power only to grant remedies or relief that would be available under Delaware law in a Delaware state court otherwise having jurisdiction of the matter, except that the arbitrator shall not have the power to vary the provisions of this Agreement, and each party hereby irrevocably waives, and the arbitrator shall have no power to award, any damages for pain and suffering, punitive damages, consequential damages, or any other special damages in any arbitration proceeding subject to this subparagraph (g). Subject to the foregoing, the arbitrator shall have the power to determine if any issue is arbitrable under this Agreement.

EMPLOYEE UNDERSTANDS THAT HE SHOULD CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT, AND THAT HE IS GIVING UP ANY LEGAL CLAIMS HE HAS AGAINST THE COMPANY WHETHER ARISING PRIOR TO, DURING OR AFTER THE TERM BY SIGNING THIS AGREEMENT EXCEPT FOR THE COMPANY'S OBLIGATIONS DESCRIBED IN SECTION 1 HEREOF. EMPLOYEE ACKNOWLEDGES THAT HE HAS BEEN GIVEN THE OPPORTUNITY, IF HE SO DESIRED, TO CONSIDER THIS AGREEMENT FOR TWENTY-ONE (21) DAYS BEFORE EXECUTING IT. IN THE EVENT THAT EMPLOYEE HAS EXECUTED THIS AGREEMENT WITHIN LESS THAN TWENTY-ONE (21) DAYS OF THE DATE OF DELIVERY TO HIM, EMPLOYEE ACKNOWLEDGES THAT SUCH DECISION WAS ENTIRELY VOLUNTARY AND THAT HE HAD THE OPPORTUNITY TO CONSIDER THIS AGREEMENT FOR THE ENTIRE TWENTY-ONE (21) DAY PERIOD. THE COMPANY ACKNOWLEDGES THAT FOR A PERIOD OF SEVEN (7) DAYS FROM THE DATE OF EXECUTION OF THIS AGREEMENT, EMPLOYEE SHALL RETAIN THE RIGHT TO REVOKE THIS AGREEMENT BY WRITTEN NOTICE THAT IS RECEIVED BY THE COMPANY BEFORE THE END OF SUCH 7 DAY PERIOD, AND THAT THIS AGREEMENT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE EXPIRATION OF SUCH REVOCATION PERIOD.

                                       The North Face, Inc.,
- -------------------------------        a Delaware corporation
          William A. McFarlane

Address:                               By
                                          ----------------------
                                            Marsden S. Cason
                                            Chief Executive Officer
                                       Address:  2013 Farallon Drive
                                                 San Leandro, CA  94577